Exhibit 99.3


Schedule of Shares of Ordinary Common Stock, $0.01 par value, sold by Steven Shulman on July 9, 2007:

Quantity Sold: 1,200


               Price          Number of
             Per Share       Shares Sold
             ---------       -----------

               47.15             200
               47.12             300
               47.05             300
               47.02             100
               46.98             200
               46.95             100